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                                                                 Exhibit (h)(12)

                                AMENDMENT TO THE
          AMENDED AND RESTATED FINANCIAL ACCOUNTING SERVICES AGREEMENT

     This is an amendment (the "Amendment") to the Amended and Restated Financial Accounting Services Agreement, dated December 13, 2004 (the "Agreement") entered into among Calamos Advisors LLC and the parties listed in
Schedule I thereto.

     In consideration of the mutual agreements and covenants contained herein, the parties agree to the following amendments to the Agreement:

          (1) Schedule I of the Agreement is hereby deleted and replaced with the attached Schedule I; and

          (2) All other terms of the Agreement shall remain in full force and effect. If the terms of the Agreement and this Amendment conflict, then the terms of the Amendment shall control.

     This Amendment shall be effective as of March 30, 2006.

CALAMOS ADVISORS LLC                    CALAMOS INVESTMENT TRUST, ON BEHALF OF
                                        ITSELF AND EACH SERIES THEREUNDER


By: /s/ Patrick H. Dudasik              By: /s/ James S. Hamman, Jr.
    ---------------------------------       ------------------------------------
Name: Patrick H. Dudasik                Name: James S. Hamman, Jr.
Title: Executive Vice President,        Title: Secretary
       Chief Financial Officer and
       Treasurer


CALAMOS ADVISORS TRUST, ON BEHALF OF    CALAMOS CONVERTIBLE OPPORTUNITIES AND
ITSELF AND EACH SERIES THEREUNDER       INCOME FUND


By: /s/ James S. Hamman, Jr.            By: /s/ James S. Hamman, Jr.
    ---------------------------------       ------------------------------------
Name: James S. Hamman, Jr.              Name: James S. Hamman, Jr.
Title: Secretary                        Title: Secretary


CALAMOS CONVERTIBLE AND HIGH INCOME     CALAMOS STRATEGIC TOTAL RETURN FUND
FUND


By: /s/ James S. Hamman, Jr.            By: /s/ James S. Hamman, Jr.
    ---------------------------------       ------------------------------------
Name: James S. Hamman, Jr.              Name: James S. Hamman, Jr.
Title: Secretary                        Title: Secretary


CALAMOS GLOBAL TOTAL RETURN FUND


By: /s/ James S. Hamman, Jr.
    ---------------------------------
Name: James S. Hamman, Jr.
Title: Secretary

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                                   SCHEDULE I

CALAMOS INVESTMENT TRUST, A MASSACHUSETTS BUSINESS TRUST
     Calamos Convertible Fund
     Calamos Growth and Income Fund
     Calamos Market Neutral Income Fund
     Calamos Growth Fund
     Calamos Global Growth and Income Fund
     Calamos High Yield Fund
     Calamos Value Fund
     Calamos Blue Chip Fund
     Calamos International Growth Fund
     Calamos Multi-Fund Equity

CALAMOS ADVISORS TRUST, A MASSACHUSETTS BUSINESS TRUST
     Calamos Growth and Income Portfolio

CALAMOS CONVERTIBLE OPPORTUNITIES AND INCOME FUND, A DELAWARE STATUTORY TRUST

CALAMOS CONVERTIBLE AND HIGH INCOME FUND, A DELAWARE STATUTORY TRUST

CALAMOS STRATEGIC TOTAL RETURN FUND, A DELAWARE STATUTORY TRUST

CALAMOS GLOBAL TOTAL RETURN FUND, A DELAWARE STATUTORY TRUST